UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012 (May 22, 2012)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE.

In connection with the closing of the acquisition described in Item 8.01 below, on May 22, 2012, U. S. Physical Therapy, Inc. (the “Company”) issued a press release updating its earnings guidance for the year 2012 to be in the range of $17.3 million to $18.3 million in net income and $1.47 to $1.54 in diluted earnings per share. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

ITEM 8.01  OTHER EVENTS.

On May 22, 2012, the Company completed the acquisition of a majority interest in a seven clinic physical therapy group. The acquired group currently sees approximately 45,000 patient visits per year and produces over $5.0 million in annual revenue. The purchase price for the Company’s 70% acquired interest was $6,340,000, which was financed with a combination of borrowings under the Company’s existing senior credit line and a seller note.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Description of Exhibits

99.1	Registrant's press release dated May 22, 2012 - U.S. Physical Therapy Makes Seven Clinic Acquisition – Management Increases Earnings Guidance for 2012.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	May 22, 2012	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)